NEWS RELEASE

FORWARD AIR CORPORATION REPORTS THIRD QUARTER 2018 RESULTS
Reports record quarterly revenue and cash flow from operations
Reports record year-to-date financial results, including revenue, operating income, net income, EPS, EBITDA, cash flow from operations and free cash flow
Announces 20% dividend increase
GREENEVILLE, Tenn.- (BUSINESS WIRE) - October 24, 2018 - Forward Air Corporation (NASDAQ:FWRD) today reported financial results for the three and nine months ended September 30, 2018.
Revenue for the quarter ended September 30, 2018 increased 11.1% to $331.4 million from $298.3 million for the same quarter in 2017. Income from operations was $29.9 million compared to $27.2 million in the prior year quarter. Net income during the quarter was $22.3 million compared to $18.3 million in the third quarter of 2017. Net income per diluted share for the third quarter of 2018 was $0.76 compared to $0.61 in the prior year quarter.
Revenue for the nine months ended September 30, 2018 increased 14.2% to $964.3 million from $844.2 million for the same period in 2017. Income from operations was $87.0 million compared to $80.9 million in the prior year. Net income during the period was $64.4 million compared to $52.6 million in the same period of 2017. Net income per diluted share was $2.18 for the nine months ended September 30, 2018 compared to $1.73 in the same period of 2017.
For the three and nine months ended September 30, 2018, the Company generated $46.9 million and $113.8 million of cash flow from operations, respectively, compared to $25.7 million and $77.7 million for the same periods in 2017.
Earnings before interest, taxes, depreciation and amortization ("EBITDA") was $40.2 million in the third quarter of 2018 compared to $37.5 million in the same period of 2017. EBITDA increased to $118.3 million for the nine months ended September 30, 2018 from $111.5 million for the same period in 2017. Free cash flow was $31.3 million in the third quarter of 2018 compared to $16.9 million in the prior year quarter. Free cash flow was $85.5 million in the nine months ended September 30, 2018 compared to $65.6 million in the same period of 2017. EBITDA and free cash flow are non-GAAP financial measures and reconciliations of these non-GAAP financial measures are provided in the attached financial tables.
Tom Schmitt, President and CEO, commenting on third quarter results said, “Our strong third quarter growth fueled our year-to-date record results. Consolidated revenues grew 11.1% driven by solid revenue management across the portfolio.  Consolidated operating income grew 9.9% amid a tight truckload market that drove higher purchased transportation costs for all of our business units.  Intermodal generated record quarterly results, as the team capitalized on the benefits of increased volumes and recent acquisitions.”
Commenting on Intermodal’s continued growth, Mr. Schmitt said, “We are pleased to announce the signing of a definitive agreement to acquire substantially all of the assets of Southwest Freight Distributors (“Southwest”) for $16.25 million.  Southwest is a Dallas, Texas based premium drayage provider.  We expect the transaction will close within a month, and we anticipate Southwest will contribute $20.0 million of revenue and $3.0 million of EBITDA on an annualized basis.”
In closing, Mr. Schmitt said, “I would like to thank Bruce Campbell for the fantastic transition and for developing such an outstanding group of teammates. Together we will make profitable growth a remarkable reality.”

Commenting on the Company’s third quarter results, Michael J. Morris, Senior Vice President and CFO, said, “While our business units continued to generate good growth, our third quarter earnings per share fell short of our $0.77-$0.81 guidance range, driven by $1.4 million of unexpected non-cash charges related to existing vehicular claims.”
Regarding the Company’s fourth quarter guidance, Mr. Morris said, “We expect fourth quarter year-on-year revenue growth to be 11% to 15%. This revenue outlook contemplates our 2018 implementation of ASC 606, Revenue from Contracts with Customers, which now requires that we report fuel surcharge revenue on a gross basis.  As such, our growth outlook reflects a comparison to our fourth quarter 2017 revenue which reported fuel surcharge on a net basis.  After adjusting the prior year period to reflect fuel surcharge revenue on a gross basis, we expect our year-on-year revenue growth to be 4% to 8%.”
Continuing, Mr. Morris said, “We expect net income per diluted share to be between $0.81 and $0.85 in the fourth quarter of 2018 compared to $1.16 in the fourth quarter of 2017 as adjusted following the implementation of ASC 606.  Prior period earnings per share would have been $0.63 when excluding a $0.53 benefit related to the fourth quarter 2017 enactment of the Tax Cuts and Jobs Act (“TCJA”).”
On October 22, 2018, our Board of Directors approved a 20% increase to the Company’s quarterly dividend, raising it from $0.15 to $0.18 per share of common stock.  The dividend is payable to shareholders of record at the close of business on November 23, 2018 and is expected to be paid on December 7, 2018.
This quarterly dividend is made pursuant to a cash dividend policy approved by the Board of Directors, which anticipates a total annual dividend of $0.63 per share of common stock for 2018 and $0.72 for the full year 2019, payable in quarterly increments of $0.18 per share of common stock.  The actual declaration of future cash dividends, and the establishment of record and payment dates, is subject to final determination by the Board of Directors each quarter after its review of the Company’s financial performance.
Commenting on the increased dividend payment, Mr. Morris said, “This increase reflects our confidence in the growth potential of our businesses, and the Company’s continued focus on returning a portion of its free cash flow back to shareholders. In the past five years, we have returned approximately $274 million to shareholders in the form of dividends and share repurchases.”
Review of Financial Results
Forward Air will hold a conference call to discuss third quarter 2018 results on Thursday, October 25, 2018 at 9:00 a.m. EDT. The Company’s conference call will be available online at www.forwardaircorp.com or by dialing (800) 230-1092. A replay of the conference call will be available at www.forwardaircorp.com beginning shortly after the completion of the live call.
About Forward Air Corporation
Forward Air keeps your business moving forward by providing services within four business segments: Expedited LTL (provides expedited regional, inter-regional and national LTL services, including local pick-up and delivery, shipment consolidation/deconsolidation, warehousing, and customs brokerage by utilizing a comprehensive national network of terminals); Truckload Premium Services (provides expedited truckload brokerage, dedicated fleet services, as well as high-security and temperature-controlled logistics services); Intermodal (provides first-and last-mile high-value drayage services both to and from seaports and railheads, dedicated contract and Container Freight Station warehouse and handling services); and Pool Distribution (provides high-frequency handling and distribution of time sensitive product to numerous destinations within a specific geographic region). For more information, visit our website at www.forwardaircorp.com.
Financial Statement Presentation
Our results reflect the impact of the new revenue recognition standard, adopted under ASC 606, on a full retrospective basis, which required us to adjust each prior reporting period presented.

Forward Air Corporation
Consolidated Statements of Comprehensive Income
(In thousands, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
		(As Adjusted)		(As Adjusted)
Operating revenue:
Expedited LTL	$188,507	$165,399	$551,342	$474,636
Truckload Premium Services	47,942	51,461	142,982	148,999
Pool Distribution	47,280	40,183	133,256	116,741
Intermodal	50,545	44,161	148,275	110,307
Eliminations and other operations	(2,899)	(2,915)	(11,530)	(6,474)
Operating revenue	331,375	298,289	964,325	844,209

Operating expenses:
Purchased transportation	155,451	140,330	450,833	389,127
Salaries, wages and employee benefits	76,028	65,334	217,682	192,279
Operating leases	18,671	16,809	54,640	47,205
Depreciation and amortization	10,295	10,326	31,346	30,578
Insurance and claims	9,203	7,844	26,442	21,379
Fuel expense	5,634	4,096	16,786	11,448
Other operating expenses	26,214	26,374	79,612	71,279
Total operating expenses	301,496	271,113	877,341	763,295
Income (loss) from operations:
Expedited LTL	23,724	23,189	71,023	65,164
Truckload Premium Services	1,673	124	3,348	3,734
Pool Distribution	735	681	3,695	3,672
Intermodal	7,321	3,785	16,333	9,548
Other operations	(3,574)	(603)	(7,415)	(1,204)
Income from operations	29,879	27,176	86,984	80,914

Other expense:
Interest expense	(472)	(288)	(1,327)	(806)
Other, net	(1)	(3)	(2)	(11)
Total other expense	(473)	(291)	(1,329)	(817)
Income before income taxes	29,406	26,885	85,655	80,097
Income tax expense	7,077	8,557	21,289	27,522
Net income and comprehensive income	$22,329	$18,328	$64,366	$52,575

Net income per share:
Basic	$0.76	$0.61	$2.18	$1.74
Diluted	$0.76	$0.61	$2.18	$1.73

Dividends per share:	$0.15	$0.15	$0.45	$0.45

Expedited LTL Segment Information
(In millions)
(Unaudited)

	Three months ended
	September 30,	Percent of	September 30,	Percent of		Percent
	2018	Revenue	2017	Revenue	Change	Change
			(As Adjusted)
Operating revenue	$188.5	100.0%	$165.4	100.0%	$23.1	14.0%

Operating expenses:
Purchased transportation	88.6	47.0	72.9	44.1	15.7	21.5
Salaries, wages and employee benefits	41.6	22.1	35.7	21.6	5.9	16.5
Operating leases	10.3	5.5	9.4	5.7	0.9	9.6
Depreciation and amortization	5.6	3.0	5.4	3.3	0.2	3.7
Insurance and claims	3.9	2.1	3.3	2.0	0.6	18.2
Fuel expense	1.6	0.8	0.9	0.5	0.7	77.8
Other operating expenses	13.2	7.0	14.6	8.8	(1.4)	(9.6)
Total operating expenses	164.8	87.4	142.2	86.0	22.6	15.9
Income from operations	$23.7	12.6%	$23.2	14.0%	$0.5	2.2%

Expedited LTL Operating Statistics

	Three months ended
	September 30,	September 30,	Percent
	2018	2017	Change
		(As Adjusted)

Business days	63	63	—%

Tonnage
Total pounds ¹	636,831	630,753	1.0
Pounds per day ¹	10,108	10,012	1.0

Shipments
Total shipments ¹	1,003	998	0.5
Shipments per day ¹	15.9	15.8	0.5
Total shipments with pickup and/or delivery ¹	245	246	(0.5)

Revenue per hundredweight	$26.47	$23.67	11.8
Revenue per hundredweight, ex fuel	$22.21	$21.23	4.6

Revenue per shipment	$168	$150	12.0
Revenue per shipment, ex fuel	$141	$134	5.2

Weight per shipment	635	632	0.5%

¹ - In thousands

Truckload Premium Services Segment Information
(In millions)
(Unaudited)

	Three months ended
	September 30,	Percent of	September 30,	Percent of		Percent
	2018	Revenue	2017	Revenue	Change	Change
			(As Adjusted)
Operating revenue	$47.9	100.0%	$51.5	100.0%	$(3.6)	(7.0)%

Operating expenses:
Purchased transportation	35.8	74.7	39.5	76.7	(3.7)	(9.4)
Salaries, wages and employee benefits	4.7	9.8	5.0	9.7	(0.3)	(6.0)
Operating leases	0.1	0.2	0.3	0.6	(0.2)	(66.7)
Depreciation and amortization	1.5	3.1	1.6	3.1	(0.1)	(6.3)
Insurance and claims	1.2	2.5	2.0	3.9	(0.8)	(40.0)
Fuel expense	0.7	1.5	0.8	1.6	(0.1)	(12.5)
Other operating expenses	2.2	4.6	2.2	4.3	—	—
Total operating expenses	46.2	96.5	51.4	99.8	(5.2)	(10.1)
Income from operations	$1.7	3.5%	$0.1	0.2%	$1.6	1,600.0%

Truckload Premium Services Operating Statistics

	Three months ended
	September 30,	September 30,	Percent
	2018	2017	Change
		(As Adjusted)

Total Miles ¹	19,197	24,714	(22.3)%
Empty Miles Percentage	8.5%	9.6%	(11.5)
Tractors (avg)	291	378	(23.0)
Miles per tractor per week [2]	2,317	2,823	(17.9)

Revenue per mile	$2.37	$2.01	17.9
Cost per mile	$1.88	$1.66	13.3%

¹ - In thousands
[2] - Calculated using Company driver and owner operator miles

Pool Distribution Segment Information
(In millions)
(Unaudited)

	Three months ended
	September 30,	Percent of	September 30,	Percent of		Percent
	2018	Revenue	2017	Revenue	Change	Change
			(As Adjusted)
Operating revenue	$47.3	100.0%	$40.2	100.0%	$7.1	17.7%

Operating expenses:
Purchased transportation	14.3	30.2	11.4	28.4	2.9	25.4
Salaries, wages and employee benefits	17.5	37.0	15.3	38.1	2.2	14.4
Operating leases	4.2	8.9	3.3	8.2	0.9	27.3
Depreciation and amortization	1.7	3.6	1.7	4.2	—	—
Insurance and claims	1.3	2.7	1.1	2.8	0.2	18.2
Fuel expense	1.6	3.4	1.3	3.2	0.3	23.1
Other operating expenses	6.0	12.7	5.4	13.4	0.6	11.1
Total operating expenses	46.6	98.5	39.5	98.3	7.1	18.0
Income from operations	$0.7	1.5%	$0.7	1.7%	$—	—%

Pool Operating Statistics

	Three months ended
	September 30,	September 30,	Percent
	2018	2017	Change
		(As Adjusted)

Cartons¹	22,218	19,256	15.4%
Revenue per Carton	$2.13	$2.09	1.9%
Terminals	28	28	—%

¹ In thousands

Intermodal Segment Information
(In millions)
(Unaudited)

	Three months ended
	September 30,	Percent of	September 30,	Percent of		Percent
	2018	Revenue	2017	Revenue	Change	Change
			(As Adjusted)
Operating revenue	$50.5	100.0%	$44.2	100.0%	$6.3	14.3%

Operating expenses:
Purchased transportation	19.3	38.2	19.1	43.2	0.2	1.0
Salaries, wages and employee benefits	10.9	21.6	9.0	20.4	1.9	21.1
Operating leases	4.0	7.9	3.8	8.6	0.2	5.3
Depreciation and amortization	1.5	3.0	1.7	3.8	(0.2)	(11.8)
Insurance and claims	1.4	2.8	1.2	2.7	0.2	16.7
Fuel expense	1.6	3.2	1.1	2.5	0.5	45.5
Other operating expenses	4.5	8.9	4.5	10.2	—	—
Total operating expenses	43.2	85.5	40.4	91.4	2.8	6.9
Income from operations	$7.3	14.5%	$3.8	8.6%	$3.5	92.1%

Intermodal Operating Statistics

	Three months ended
	September 30,	September 30,	Percent
	2018	2017	Change
		(As Adjusted)

Drayage shipments	75,981	72,476	4.8%
Drayage revenue per Shipment	$574	$535	7.3%
Number of Locations	19	19	—%

Forward Air Corporation
Consolidated Balance Sheets
(In thousands)
(Unaudited)
	September 30, 2018	December 31, 2017
		(As Adjusted)
Assets
Current assets:
Cash and cash equivalents	$28,911	$3,893
Accounts receivable, net	148,464	147,948
Other current assets	23,692	15,807
Total current assets	201,067	167,648

Property and equipment	409,465	399,235
Less accumulated depreciation and amortization	199,166	193,123
Net property and equipment	210,299	206,112
Goodwill and other acquired intangibles:
Goodwill	193,625	191,671
Other acquired intangibles, net of accumulated amortization	106,227	111,247
Total goodwill and other acquired intangibles, net	299,852	302,918
Other assets	31,923	15,944
Total assets	$743,141	$692,622

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$35,110	$30,723
Accrued expenses	40,073	35,069
Current portion of debt and capital lease obligations	336	359
Total current liabilities	75,519	66,151

Debt and capital lease obligations, less current portion	40,383	40,588
Other long-term liabilities	43,073	24,104
Deferred income taxes	35,756	29,080

Shareholders’ equity:
Common stock	288	295
Additional paid-in capital	206,790	195,346
Retained earnings	341,332	337,058
Total shareholders’ equity	548,410	532,699
Total liabilities and shareholders’ equity	$743,141	$692,622

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	September 30, 2018	September 30, 2017
		(As Adjusted)
Operating activities:
Net income	$22,329	$18,328
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	10,295	10,326
Change in fair value of earn-out liability	(455)	—
Share-based compensation	2,847	1,939
Loss on disposal of property and equipment	120	194
Provision for (recovery) loss on receivables	(509)	1,531
Provision for revenue adjustments	1,092	663
Deferred income tax expense	2,182	(558)
Changes in operating assets and liabilities
Accounts receivable	3,345	(12,409)
Prepaid expenses and other current assets	(1,241)	2,567
Income taxes	(1,765)	(2,161)
Accounts payable and accrued expenses	8,615	5,311
Net cash provided by operating activities	46,855	25,731

Investing activities:
Proceeds from disposal of property and equipment	1,150	158
Purchases of property and equipment	(16,738)	(8,948)
Acquisition of business, net of cash acquired	(3,737)	—
Other	(9)	(586)
Net cash used in investing activities	(19,334)	(9,376)

Financing activities:
Payments of debt and capital lease obligations	(77)	(282)
Proceeds from senior credit facility	—	20,000
Proceeds from exercise of stock options	2,570	750
Payments of cash dividends	(4,385)	(4,502)
Repurchase of common stock (repurchase program)	(16,820)	(29,988)
Net cash used in financing activities	(18,712)	(14,022)
Net increase in cash	8,809	2,333
Cash at beginning of period	20,102	10,090
Cash at end of period	$28,911	$12,423

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine months ended
	September 30, 2018	September 30, 2017
		(As Adjusted)
Operating activities:
Net income	$64,366	$52,575
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	31,346	30,578
Change in fair value of earn-out liability	(455)	—
Share-based compensation	7,525	5,965
(Gain) loss on disposal of property and equipment	(14)	701
Provision for (recovery) loss on receivables	(52)	1,788
Provision for revenue adjustments	2,921	2,131
Deferred income tax	6,676	523
Changes in operating assets and liabilities
Accounts receivable	(3,386)	(22,894)
Prepaid expenses and other current assets	(4,880)	(1,411)
Income taxes	(3,193)	(424)
Accounts payable and accrued expenses	12,991	8,179
Net cash provided by operating activities	113,845	77,711

Investing activities:
Proceeds from disposal of property and equipment	5,989	1,497
Purchases of property and equipment	(34,344)	(13,610)
Acquisition of business, net of cash acquired	(3,737)	(22,500)
Other	(356)	(73)
Net cash used in investing activities	(32,448)	(34,686)

Financing activities:
Payments of debt and capital lease obligations	(228)	(28,215)
Proceeds from senior credit facility	—	55,000
Payments on line of credit	—	(14,500)
Proceeds from exercise of stock options	3,682	5,642
Payments of cash dividends	(13,213)	(13,584)
Repurchase of common stock (repurchase program)	(44,985)	(41,983)
Proceeds from common stock issued under employee stock purchase plan	237	226
Cash settlement of share-based awards for tax withholdings	(1,872)	(1,699)
Net cash used in financing activities	(56,379)	(39,113)
Net increase in cash	25,018	3,912
Cash at beginning of period	3,893	8,511
Cash at end of period	$28,911	$12,423

Forward Air Corporation Reconciliation of U.S. GAAP and Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP (also referred to herein as “reported”). However, the Company also uses “non-GAAP financial measures” that are derived on the basis of methodologies other than in accordance with GAAP. Specifically, the Company believes that meaningful analysis of its financial performance in 2018 and 2017 requires an understanding of the factors underlying that performance, including an understanding of items that are non-operational. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the Company’s performance.

This press release contains the following non-GAAP financial measures: earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the three and nine months ended September 30, 2018 and 2017 on a consolidated basis; and free cash flow for the three and nine months ended September 30, 2018 and 2017. The Company believes that including these items will assist investors in understanding its core operating performance and allow for more accurate comparisons of results.

The Company believes that EBITDA improves comparability from period to period by removing the impact of its capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables that management has determined are not reflective of normalized operating activities. The Company believes that free cash flow is an important measure of its ability to repay maturing debt or fund other uses of capital that it believes will enhance stockholder value.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. Non-GAAP financial information does not represent a comprehensive basis of accounting. As required by the Securities and Exchange Act of 1933 and the rules and regulations promulgated thereunder, the tables below present, for the periods indicated, a reconciliation of the Company's presented non-GAAP financial measures to the most directly comparable GAAP financial measures.

Forward Air Corporation
Reconciliation to U.S. GAAP
(In thousands)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
		(As Adjusted)		(As Adjusted)
Net income and comprehensive income	$22,329	$18,328	$64,366	$52,575
Interest expense and other, net	473	291	1,329	817
Taxes	7,077	8,557	21,289	27,522
Depreciation and amortization	10,295	10,326	31,346	30,578
EBITDA	$40,174	$37,502	$118,330	$111,492

	Three months ended		Nine months ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
				(As Adjusted)
Net cash provided by operating activities	$46,855	$25,731	$113,845	$77,711
Proceeds from disposal of property and equipment	1,150	158	5,989	1,497
Purchases of property and equipment	(16,738)	(8,948)	(34,344)	(13,610)
Free cash flow	$31,267	$16,941	$85,490	$65,598

The following table summarizes supplemental guidance information that management believes to be useful.

Forward Air Corporation
Additional Guidance Data
(In thousands, except per share data)
(Unaudited)

Three months ended
Actual	September 30, 2018
Net income	$22,329
Income allocated to participating securities	(239)
Numerator for diluted income per share - net income	$22,090

Fully diluted share count	29,095
Diluted earnings per share	$0.76

Projected	Full year 2018
Projected tax rate	25.0%

Projected capital expenditures, net	$34,500

Projected	Three months ended December 31, 2018
Projected period end fully diluted share count	28,800

Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as:“anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,”“likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements included in this press release relate to expected fourth quarter 2018 revenue growth (including the anticipated impact of ASC 606), net income per diluted shares, full year 2018 projected tax rate, fully diluted share count (before consideration of future share repurchase), projected capital expenditures as well as the potential acquisition and projected financial performance of Southwest Freight Distributors, the future declaration of dividends and the full year 2018 and 2019 anticipated dividends per share.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, the creditworthiness of our customers and their ability to pay for services rendered, the availability and compensation of qualified independent owner-operators and freight handlers as well as contracted, third-party carriers needed to serve our customers’ transportation needs, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, our inability to maintain our historical growth rate because of a decreased volume of freight or decreased average revenue per pound of freight moving through our network, loss of a major customer, increasing competition and pricing pressure, our ability to secure terminal facilities in desirable locations at reasonable rates, our inability to successfully integrate acquisitions, claims for property damage, personal injuries or workers’ compensation, enforcement of and changes in governmental regulations, environmental and tax matters, insurance matters, the handling of hazardous materials and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2017 and quarterly reports on Form 10-Q filed thereafter.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SOURCE: Forward Air Corporation

Forward Air Corporation
Michael J. Morris, 404-362-8933
mmorris@forwardair.com